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Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 9, 2004 relating to the financial statements of United States Shipping Master LLC and our reports dated August 9, 2004, relating to the balance sheet of US Shipping General Partner LLC and the balance sheet of U.S. Shipping Partners L.P., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 9, 2004

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  Exhibit 23.2
Consent of Independent Accountants